EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

New Century Bancorp, Inc. and subsidiaries

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 17, 2006, with respect to the consolidated financial statements of New Century Bancorp, Inc. and subsidiaries included in the Registration Statement (Form S-1) dated May 16, 2006.

Raleigh, North Carolina

May 16, 2006